Exhibit 99.2

STAAR Surgical NASDAQ - STAA Dave Bailey, President CEO

FORWARD-LOOKING STATEMENTS All statements in this presentation that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding expectations for success of the ICL or other products in U.S. or international markets, any statements concerning proposed new products and government approval of new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing, our ability to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance, the willingness of surgeons and patients to adopt a new product and procedure, and our ability to successfully launch and market the ICL in the U.S. while overcoming the foregoing challenges, our ability to implement our cost savings strategies and realize our expected savings, our ability to reverse the decline in domestic sales of intraocular lenses, our ability to maintain or enhance our existing product sales and gross profit margin and reduce compliance expenditures, the rapid pace of technological change in the ophthalmic industry, our ability to compete with much larger ophthalmic companies, general domestic and international economic conditions, and other factors beyond our control, including those discussed under the heading "Risk Factors" in our annual report on form 10K for fiscal year 2005 and our quarterly report on form 10Q for the period ended September 29, 2006. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

STAAR SURGICAL IS............ An Ophthalmic Device Company focused on bringing innovative Refractive and Cataract Lens Technologies to market that deliver Superior Clinical Outcomes.

Investment Considerations Large and growing addressable market - High Growth, High Margin Leadership in phakic implants - the Visian Implantable Collamer Lens. Next Generation a Reality Opportunity to rebuild Share in the Cataract market Poised for Growth . Favorable market trends . Unique and Innovative Products . Pending new approvals

Visian ICL(tm)

Visian Advantages "Correct the Vision NOT the eye"; Architecture and Anatomy of the Cornea is completely unchanged with the ICL. Ease of use for the Surgeon - existing skill set Patient friendly - topical anesthesia, small incision, quick rehabilitation, "wow" for patient. Exceptional clinical outcomes - see comparative studies Additive vs Subtractive - "Removable" Manageable complication profile - With a LASIK complication an effective solution is not always easily available

Vision Correction Market Up to 1.5 billion myopes worldwide; geographic variances in key matrices e.g. mean myopia 3.0 million LASIK procedures/year WW 1.4 million US 0.8 million China 0.8 million ROW Recent cannibalization to PRK - 10 to 15% in the US. Driven by a concern over cornea-based procedures

ICL Market Target at -7.5D and above. Adjusted population in the US of six million eyes per year. Targeted penetration rate of this market is 10% over time - 600,000 procedures Adjusted equivalent in International is 100 million eyes per year ! In this target market approx 40% of patients will have some level of astigmatism. Evidence points to Toric availability being an accelerator for procedure acceptance especially in large volume Centers.

Country Penetration % Switzerland 3.8% Korea 3.2% Spain 2.9% Scandinavia 2.8% Benelux 1.8% South America 0.6% Germany 0.5% Middle East 0.5% UK 0.2% Italy 0.2% France 0.2% India 0.1% Room for growth - penetration as a % LASIK

Sales of ICLs at and below -10.0

Not a Niche Market - the Facts Suspicious corneas are not segmented to high myopia 10/15 % of the US LASIK market is now surface based treatments due to concern over the Cornea Some international surgeons have a 25% implant to LASIK ratio !! 33% implants in US are at or below -8D Dry eye is not limited to high myopes and is exacerbated by any cornea-based procedure High patient satisfaction rates with the Visian ICL

PRK - Driven by the Fear of Ectasia Based on the perception that PRK is a safer corneal surgery than LASIK it has quickly grown to 10 to 15% of the volume in most practices and 100% of a few The view it is safer has now been strongly challenged if not repudiated - thin flap LASIK indistinguishable. Recent reports of ectasia after low myopia PRK This despite the fact PRK is very poor in early results and in patient satisfaction - Slade contralateral study ESCRS.

Which Eye Has Better Vision? 1 Day (n=27) 3 Days (n=27) 1 Week (n=30) 1 Month (n=42) LASIK w/ IntraLase 96 100 83 69 PRK 0 0 0 7 Both Same 4 0 17 24 % Eyes

Which Eye Has More Pain? Through One Month Postoperative 1 Day (n=33) 3 Days (n=33) 1 Week (n=33) 1 Month (n=42) LASIK w/ IntraLase More Pain 0 0 0 5 PRK More Pain 97 97 52 19 Both Same 3 3 48 76 % Eyes

PRK Vs ICL/TICL If you are uncomfortable doing corneal surgery (LASIK) you should not do corneal surgery (PRK). Steve Slade MD The ICL is the answer for 10% to 15% of US volume on this basis alone - 140 to 200,000+ units TICL randomised Navy study vs PRK - TICL better across all timelines and respective parameters. TICL - 61% had improvement post op without correction Vs 19% in the PRK group. 82% TICL patients had 20/16 Vs only 50% for PRK TICL stronger than any custom LASIK data on file

China 2 Training Centers established, 3 additional in the process of being established Recruiting for local based MD proctor Proctoring program started (5 clinics proctored recently) Key focus is to develop surgical skills (most surgeons still do ECCE, not phaco) Strong growth opportunity mid term - high average refractive error corrected (-8 dptrs)

India Focus on high price refractive segment Currently appr 80k laser treatments done ICL and TICL approved for importation - awaiting formal approval High potential due to average cornea in India being below 500 microns Plans: Training centers in the process of being established. Recruited specialist. Growth through quality Outcomes

US Visian Launch Update 306 surgeons proctored in 2006, strict surgical protocol. Overwhelmingly good experience - "my happiest patients" Certification courses AAO; 65 attendees, 500 at CME event, live surgery feed - bilateral Toric Outstanding User group meeting - 60 attendees Five eye proctoring requirement focused on OUTCOMES , follow up visits allowed to achieve certification Practice integration / upfront presentation to patients the key - "reset" the LASIK machine

Tools to facilitate the "mindset" change Investment in Refractive and Selling expertise - ongoing Practice assessments to ensure successful integration - ongoing User group meetings; ASCRS,ESCRS,AAO. Five year trial data - key safety parameters LASIK/PRK comparisons - low myopia, randomized. Contralateral studies 2007- quality of vision/patient satisfaction

Strong Safety Profile - Visian ICL Gold Standard FDA trial - 526 eyes, five year follow up 73% follow up at four years - 59% follow up at five years Clinically significant anterior sub capsular cataract rate at five years - 1.3% ! No other types observed since PMA submitted Cumulative endothelial cell loss - 12.5%. Largest series ever followed. No chronic loss. Overvaulting - 0.6% in clinical. Over the last four month >0.6% in free sale. Learning curve.

Next Generation Visian Toric ICL

Outcomes - Highlights Population started with over -9D myopia and -2D Cylinder ALL patients reported they were happy with the surgery - 98% VERY or EXTREMELY happy Over 77% could see as well or BETTER without any correction at 1 year post-op than they could with their best spectacle correction pre-op 4% had 20/10 corrected (super-vision) pre-op; 37% had 20/10 corrected post-op at one year Of those with 20/20 BCVA preop, 90% could see 20/20, 97% could see 20/25, all could see 20/40 at one year with NO CORRECTION Customized Outcomes - Customized Business. Expands the Market

Regulatory Status - TICL Clinical module submitted to FDA April 28th 2006 Manufacturing module submitted July 2006 Formal feedback received November 20th - Written requesting more analysis of current data Submission will trigger new 180 day timeline - business as usual for FDA. Examples - stratify the data in a different way to justify the request for 1D to 4D of cylinder in the spectacle plane, explain how clinical data was manipulated for the transfer from NaCl to BSS, Explain sizing errors in free sale - MDR's Meeting scheduled with ODE to discuss - end January. Response timeline to be determined after the meeting

Competitive Landscape Alcon - Determined to enter at -6D but rotational and cataract issues. Anterior implant no toric version Vivarte (Zeiss / Ioltech) withdrawn from the market due to Endothelium cell loss after 3 years Launch of foldable Artisan in Europe, causing limited enthusiasm I prefer the Artisan over the Artiflex due to the very challenging implantation technique and the inflammation response post-op (of the Artiflex) Conclusion - STAAR is the leader in a category that is poised for growth

Worldwide Cataract Market Worldwide IOL market, estimated 13.8M procedures ($1.28 billion) performed in 05 Market growing to $2.42 billion by 2010 (17.1M procedures), representing a CAGR of 13.5% by 2010 Driven by innovation / improved outcomes

US Cataract Market Largest IOL market, estimated 2.9M procedures ($428 million) performed in 05 Market growing to $1.034 billion by 2010 (3.2M procedures), representing a CAGR of 19% by 2010 Presbyopic IOLs (accommodating and multifocal) and RLE will represent $250M of revenues by 2010 down from an estimated $550M

STAAR's Opportunity Year Units(000) % 2005 184 5.8% 2004 191 6.8% 2003 212 8.0% 2002 227 8.4% 2001 249 9.6% 2000 283 11.1% 1999 309 12.4% 1998 253 10.1%

US IOL Market Share - 2005 Units (000) % Alcon 1,480 49.9% AMO 800 27.0% Bausch & Lomb 350 11.8% STAAR 184 6.1% Eyeonics 22 0.7% Other 131 4.5% Total: 2,967 100.0%

2006/2007 IOL Initiatives Collamer Aspheric IOL - 11/06. Clinical evaluations underway. Launch Q1 07 Silicone Aspheric IOL - April 2007 launch Preloaded Silicone Aspheric Injector - 10/07. January 2008 Launch

Players - Now

	Material		
	Silicone	Acrylic	Other
Plate	Bausch & Lomb STAAR		STAAR
Three-Piece	AMO Bausch & Lomb STAAR	Alcon	STAAR
One-Piece		Alcon AMO	
Aspheric	AMO Bausch & Lomb STAAR *	Alcon AMO	STAAR *
Blue-Blocking		Alcon	
Toric	STAAR	Alcon	
Accommodating	Eyeonics		
Multifocal		Alcon AMO	

* Enhancements

30

2007 PreLoad Entrants Material Material Material Silicone Acrylic Other Alcon AMO Bausch & Lomb STAAR

Key Differentiating Characteristics Collamer Material Collagen and Co-Polymer Induces fewer Higher Order Aberrations than other lens materials Exceptional Quality of Vision Significant Biocompatibility Polyimide Haptics Excellent shape memory for optimal Centration and Lens Fixation Toric IOL Small Incision Injection System

Q3 Recap Global Sales - $13.1 million 13% increase over Q3 2005 ICL sales US - $1.2 million - second full quarter after launch Intl - $1.5 million - 54% increase in a seasonally week quarter Global cataract sales $10.1 million - 4% decrease over Q3 2005 US/Intl IOL sales flat First signs of reversal in US cataract (rolling 12 months)

Q3 Recap Gross Profit - 48.7% Highest since Q3 2004 Continued improvement expected - geographic and product mix SG&A & R&D - $9.1 million Increased spending related to ICL marketing, Toric ICL launch activities, new product development Net loss - $0.11 per share $.02 included in net loss related to stock option expense Continued sequential improvement

Q4 Preliminary Outlook Global Sales - $15.2 million 26 % increase over Q4 2005 ICL sales Global - 189% increase QTR, 129% increase full year, 21.5% of total sales for year US - $1.1 million - third full quarter after launch US Cataract sales Growth Vs Q4 2005, reduction in total year decline Vs prior year

Cash Q3 Cash - $8.3 million, ( Q4 - ^7.8M$) 32% sequential decrease in cash used in ops $177K all in cash decrease vs. Q2 at $1.1M & Q1 at $3.0M Liquidity needs further supported by: $3.0 million US line of credit $2.4 million Intl lines of credit - $700K available $1.5 million US lease lines of credit to support capital improvement plans Stock option exercises - $2.6+ million proceeds anticipated for 2006 Collection of former director notes - $870,000 - payment received early Q4

Long-Term Operating Model Sales - cataract 60% $ 60,000,000 Sales - refractive 40% $ 40,000,000 Total sales* 100% $100,000,000* COS - cataract 40% $ 24,000,000 COS - refractive 15% $ 6,000,000 Total COS 30% $ 30,000,000 GP - cataract 60% $ 36,000,000 GP - refractive 85% $ 34,000,000 GP - total 70% $ 70,000,000 G&A 9% $ 9,000,000 M&S 28% $ 28,000,000 R&D 8% $ 8,000,000 Total SG&A & R&D 45% $ 45,000,000 Operating Income 25% $ 25,000,000 Other 1% $ 500,000 Income before taxes 26% $ 25,500,000 Income taxes** 1% $ 1,300,000 Net income 24% $ 24,200,000 * $100,000,000 is a hypothetical number for demonstration purposes only and is not meant to indicate actual sales or projected sales in any period. **Assumes no U.S. income taxes paid until NOLs absorbed at approximately $80 million earnings.

Investment Considerations Large and growing addressable market - High Growth, High Margin Leadership in phakic implants - the Visian Implantable Collamer Lens. Next Generation a reality. Opportunity to rebuild Share in the Cataract market Poised for Growth . Favorable market trends . Unique and Innovative Products . Pending New Approvals

Thank You STAAR Surgical Company